EXHIBIT 99.3

TRILOGY INVESTORS, LLC

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

TRILOGY INVESTORS, LLC
Louisville, Kentucky

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

CONTENTS

INDEPENDENT AUDITOR'S REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET	3

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME	4

CONSOLIDATED STATEMENT OF MEMBERS' EQUITY	5

CONSOLIDATED STATEMENT OF CASH FLOWS	6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	8

INDEPENDENT AUDITOR’S REPORT

Board of Directors / Members
Trilogy Investors, LLC
Louisville, Kentucky

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Trilogy Investors, LLC, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of comprehensive income, members’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

(Continued)
1.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trilogy Investors, LLC as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath LLP

Louisville, Kentucky
April 16, 2014

TRILOGY INVESTORS, LLC
CONSOLIDATED BALANCE SHEET
December 31, 2013
(Amounts in Thousands)

ASSETS
Current Assets:
Cash and equivalents	$24,888
Resident cash	565
Accounts receivable, net (Note 1)	67,430
Inventory	10,219
Prepaid expenses	5,322
Other current assets	7,480
Current assets of discontinued operations	2,682
Total current assets	118,586

Property and equipment, net (Note 4)	436,852

Other Assets:
Goodwill (Note 5)	132,446
Intangible assets (Note 5)	20,966
Certificate of need	29,712
Deferred financing costs	13,222
Restricted funds	12,693
Deposits and other assets	1,524
Noncurrent assets of discontinued operations	10,289
Total other assets	220,852

$776,290

LIABILITIES & EQUITY
Current Liabilities:
Accounts payable	$16,458
Accrued salaries and payroll	17,897
Accrued expenses and other	23,782
Current portion of accrued swap liability	2,891
Resident funds liability	572
Current liabilities of discontinued operations	5,092
Current maturities of long-term debt (Note 6)	8,235
Current maturities of capital leases (Note 9)	6,792
Total current liabilities	81,719

Long-term liabilities:
Line of credit (Note 7)	216,546
Long-term debt (Note 6)	202,198
Capital leases (Note 9)	13,611
Accrued swap liability	2,873
Total long-term liabilities	435,228
Equity
Members' equity	261,779
Accumulated other comprehensive (loss)	(2,436)
Total equity	259,343

$776,290

See accompanying notes to consolidated financial statements.
3.

TRILOGY INVESTORS, LLC
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Year Ended December 31, 2013
(Amounts in Thousands)

Revenues
Net patient service revenues	$537,987
Other operating revenues	75,227
Total revenues	613,214

Operating expenses
Salaries, wages and benefits	342,759
Supplies	94,841
Professional fees	20,530
Utilities	13,004
Leases	30,164
Insurance and taxes, other than income	13,328
Bad debt expense	8,054
Other operating expenses	29,749
Total operating expenses	552,429

Operating income	60,785

Interest	23,746
Interest expense from terminated swap	1,106
Depreciation and amortization	26,871
Other nonoperating expenses	1,790
Net income from continuing operations	7,272
Net income from discontinued operations, net of taxes	2,464
Net income	9,736
Net change in value of interest rate swap	5,215
Comprehensive income	$14,951

See accompanying notes to consolidated financial statements.
4.

TRILOGY INVESTORS, LLC
CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
Year Ended December 31, 2013
(Amounts in Thousands)

		Accumulated
		Other
	Members’	Comprehensive	Total
	Equity	Income (Loss)	Equity

Balance as of January 1, 2013	$253,378	$(7,651)	$245,727
Net income	9,736	—	9,736
Member distributions	(1,335)	—	(1,335)
Unrealized gains on cash flow hedges	—	5,215	5,215
Balance as of December 31, 2013	$261,779	$(2,436)	$259,343

See accompanying notes to consolidated financial statements.
5.

TRILOGY INVESTORS, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
Year Ended December 31, 2013
(Amounts In Thousands)

Cash flows from operating activities
Net income	$9,736
Adjustments to reconcile net income to cash from
operations:
Depreciation and amortization	26,871
Loss on disposal of property and equipment	1,605
Interest from terminated swap	1,106
Bad debt expense	8,054
Loss from joint ventures	1,219
Change in operating assets and liabilities:
Accounts receivable	(8,854)
Other current assets	(1,182)
Accounts payable, accrued expenses, and other current liabilities	(7,268)
Net cash provided by operating activities - continuing operations	31,287
Net cash used in operating activities - discontinued operations	(349)
Net cash provided by operating activities	30,938

Cash flows from investing activities
Purchase of property and equipment	(30,583)
Proceeds from sale of property	1,277
Investment in intangible and other assets	(6,398)
Net cash from investing activities - continuing operations	(35,704)
Net cash provided by investing activities - discontinued operations	293
Net cash used in investing activities	(35,411)

Cash flows from financing activities
Proceeds from revolving credit agreements	218,922
Payments on line of credit	(26,445)
Proceeds from long-term debt	81,877
Payments on long-term debt	(255,708)
Proceeds from shareholder notes	10,000
Decrease in restricted funds	3,008
Payments on capital leases	(4,862)
Net members distributions	(1,335)
Other	(6,333)
Net cash provided by financing activities - continuing operations	19,124
Net cash provided by financing activities - discontinued operations	3,518
Net cash provided by financing activities	22,642

Net change in cash and cash equivalents	18,169

Cash and cash equivalents at beginning of year	6,719

Cash and cash equivalents at end of year	$24,888

(Continued)
6.

TRILOGY INVESTORS, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended December 31, 2013
(Amounts in Thousands)

Supplemental disclosure of cash flow information
Cash paid for interest on capital leases	$1,708
Cash paid for interest on debt	23,087

Non-cash financing and investing activities:
Equipment acquired though capital lease obligations	$5,705

See accompanying notes to consolidated financial statements.
7.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation: The consolidated financial statements include the accounts of Trilogy Investors, LLC (a Delaware limited liability company), and its wholly owned subsidiaries. Significant intercompany balances and transactions have been eliminated. Collectively, all entities in the consolidated financial statements are referred to as “the Company” or “Trilogy.”

Organization: The Company owns, leases, and manages seventy-seven (77) long-term health care campuses comprising approximately 8,000 beds/units in the states of Indiana, Kentucky, Ohio, Michigan, and Illinois. The long-term health care environment historically has undergone substantial change with regard to third-party payment, regulatory compliance and related patient liability issues and competition among other health care providers. The Company continually monitors these industry developments, as well as other factors that affect its business. It is expected that significant changes will continue to evolve in the long-term health care environment and such changes could have a material impact on the financial condition of the Company.

The sole member of Trilogy Health Services, LLC (“THS”), Trilogy FSC Investors, LLC (“Trilogy FSC”) and Trilogy Management Services, LLC (“TMS”) is Trilogy Management Holdings, LLC (“TMH”). TMH’s sole member is Trilogy Investors, LLC.

Use of Estimates: The preparation of financial statements in conformity with U.S. Accounting Standards requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. It is reasonably possible that actual results could differ significantly from those estimates and significant changes to estimates could occur in the near term.

Health Care Revenues: The Company’s principal business is operating and managing long-term health care campuses, including the provision of routine and ancillary services. Gross patient revenues are recorded on an accrual basis based on services rendered at amounts equal to the Company’s established rates. Allowances for contractual adjustments are recorded for the differences between the Company’s established rates and amounts estimated to be paid by the Medicare and Medicaid programs and or third-party payers.

Contractual adjustments are deducted from gross patient revenues to determine net patient revenues. At December 31, 2013 approximately 43% of the Company’s net revenues were from participation in the Medicare program. Likewise, 16% of the Company’s net revenues were from participation in the Medicaid program. Amounts paid under these and other programs are generally established prospectively and are subject to review by the third party payers. In the opinion of management, adequate provision has been made for any adjustments that may result from such reviews. Any differences between recorded revenues and subsequent adjustments are reflected in operations in the year finalized.

Concentrations of Credit Risk: A portion of the Company’s accounts receivable consists of amounts due from patients (funded 77.7% through Medicare, Medicaid, and other contractual programs and 22.3% through private payers) in the states of Indiana, Kentucky, Ohio, Michigan, and Illinois, and from other health care companies for management and therapy services. The Company performs periodic evaluations of its accounts receivable and maintains allowances for doubtful accounts by recording a general reserve that is related to the aging of the receivable balances. Allowance for doubtful accounts on accounts receivable totaled $6.4 million at December 31, 2013. Based on information available to the Company, management believes the allowance for doubtful accounts as of December 31, 2013 is adequate. The Company does not accrue interest on any of its accounts receivable.

(Continued)
8.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Income Taxes: The Company is a Limited Liability Company (“LLC”) that has elected to be taxed as a partnership. Due to its pass-through status, the Company is not subject to U.S. federal income tax or state income tax. However, certain entities included in the financial statements are taxed as C Corporations, and income of these entities is subject to taxation at the entity level, rather than treatment as pass-through LLC status. Income tax expense is recognized on the consolidated financial statements and is reported in other nonoperating expenses.

A tax position is recognized as benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense, respectively. The Company has no amounts accrued for interest or penalties as of December 31, 2013.The Company has tax returns open for federal and state purposes for years ending 2011 and after. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

Cash and Cash Equivalents: Cash and cash equivalents consist of bank deposits in accounts that are federally insured up to $250,000 per financial institution. Additionally, for purposes of the consolidated statement of cash flows, the Company considers all Certificates of Deposit with a maturity of three months or less, money market funds and working capital reserve accounts to be cash equivalents. The Company has not experienced any losses on such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Inventories: Inventories are stated at the lower of cost (first-in, first-out method) or market.

Impairment of Long-Lived Assets: On an ongoing basis, the Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying amounts may be overstated. The Company recognizes impairment losses if the undiscounted cash flows expected to be generated by the asset are less than the carrying value of the related asset. The impairment loss adjusts the assets to fair value. As of December 31, 2013, management believes that no impairment exists.

Deferred Financing Costs: Deferred financing costs are fees related to obtaining various financing arrangements for the Company which have been capitalized and are being amortized over the term of the financing arrangements using the straight-line method, which approximates the effective interest method, over the term of the related financing.

Amortization of financing costs amounts to approximately $2.4 million for 2013.

Equity Investment: As of January 1, 2013, the Company acquired 60% ownership in LOBO partnership, RLLP (LOBO) for $1.1 million. LOBO’s sole asset is a CON for the 70 nursing facility beds. This acquisition has been accounted for using the equity method. In late 2013, the Company acquired 100% of the partnership for an additional $0.7 million.

(Continued)
9.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Restricted Funds: Restricted funds include various certificates of deposits and escrowed funds related to various debt agreements. Certificates of Deposit are in place as collateral for various Letters of Credit with maturity dates ranging from 30 days to 1 year. Those with maturity dates greater than 90 days have been included in Footnote 8 of the Financial Statements in accordance with U. S. accounting standards. The Letters of Credit are required for the Company’s self-insured Worker’s Compensation plan as well as certain facility leases. Escrowed funds are required by lenders under loan agreements and HUD loan regulatory agreements. Certain restricted funds are released incrementally based upon defined measures of facility stabilization.

Goodwill and Intangible Assets: U.S. accounting standards require all business combinations to be accounted for using the purchase method of accounting. In addition, U.S. accounting standards require that identifiable intangible assets be recognized apart from goodwill based on meeting certain criteria. U.S. accounting standards address how intangible assets and goodwill should be accounted for upon and after acquisition. Specifically, goodwill and intangible assets with indefinite useful lives will not be amortized but will be subject to impairment tests based on their estimated fair value.

The carrying value of goodwill and intangible assets is reviewed annually to determine if facts and circumstances suggest that the assets may be impaired or that the useful life may need to be changed. The Company considers internal and external factors relating to each asset, including cash flow, contract changes, local market developments, health care trends and regulatory information. If these factors and the projected discounted cash flows of the Company over the remaining useful life indicate that the asset will not be recoverable, the carrying value will be adjusted to the estimated fair value. As of December 31, 2013, no impairment existed related to goodwill and indefinite lived intangible assets.

Fair Value of Financial Instruments: The Company's carrying amount for its other financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, liabilities associated with the interest rate swap, and long-term debt at December 31, 2013 is carried at their estimated fair values. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.

Derivatives: The Company uses interest rate swap agreements as part of its interest rate risk management strategy to fix its cost of variable rate debt and designates these swaps as cash flow hedges of its variable rate debt. The effective portion of the gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. The ineffective portion of the gain or loss and net cash settlements are recognized immediately in current earnings. Cash flows are classified in the cash flow statement as financing.

The Company discontinues hedge accounting when it determines that the derivative is no longer highly effective in offsetting changes in the cash flows of the hedged item, the derivative is settled or terminates, the hedged item no longer exists, a hedged forecasted transaction is no longer probable, or treatment of the derivative as a hedge is no longer appropriate or intended.

Cash flows on these derivatives are classified in the cash flow statement as investing, unless there is an other-than-insignificant financing element at inception, in which case, cash flows are classified as financing.

(Continued)
10.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (Continued)

The derivatives are separated into current and non-current assets or liabilities based on its expected cash flows. Cash inflows expected within one year, including derivative assets that the Company intends to settle, are reported as current assets. Cash inflows expected beyond one year are reported as non-current assets. Cash outflows expected within one year, including derivative liabilities in which the counterparty has the contractual right to settle, are reported as current liabilities. Cash outflows expected beyond one year are reported as non-current liabilities.

Investments in Joint Ventures: The Company reports investments in joint ventures under the equity method. For earnings of equity method investments, net income or loss is allocated between the partners in the joint venture based on their respective stated ownership percentages and the Company’s portion is included in the Consolidated Statements of Comprehensive Income.

Comprehensive Income: Comprehensive income consists of net income/(loss) and other comprehensive income. Other comprehensive income includes unrealized gains and losses on an interest rate swap agreement which is also recognized as a separate component of equity.

NOTE 2 - DISCONTINUED OPERATIONS

During 2013, the Company made the decision to sell their homecare and hospice division (Home Health). This division is not considered a core business line. In addition, in late 2013, the Company made the strategic decision to exit operations in the state of Illinois resulting in the intended asset sale of one long term care campus (Crete). Crete is expected to close in 2014. The Home Health division closed in 2014 (see Note 13).

In accordance with authoritative guidance, the Home Health and Crete results of operations have been classified as discontinued operations in the Consolidated Statement of Comprehensive Income for the year ended December 31, 2013.

Below is a summary of the results of operations of the assets held for sale for the year ended December 31, 2013 (amounts in thousands):

	2013
	Crete	Home Health	Total
Revenues:
Net patient revenues	$11,535	$11,831	$23,366
Other	30	-	30
	11,565	11,831	23,396
Operating expenses:
Salaries, wages and benefits	4,967	9,026	13,993
Supplies	1,378	586	1,964
Professional fees	1,081	449	1,530
Utilities	257	55	312
Leases	107	483	590
Insurance and taxes, other than income	263	27	290
Bad debt	80	76	156
Other operating expenses	422	1,022	1,444
Operating expenses	8,555	11,724	20,279

Nonoperating expenses	894	(241)	653

Income from discontinued operations, net of taxes	$2,116	$348	$2,464

(Continued)
11.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 2 - DISCONTINUED OPERATIONS (Continued)

A summary of the assets and liabilities related to the assets held for sale as of December 31, 2013 follows (amounts in thousands):

	2013
	Crete	Home Health	Total
Assets
Accounts receivable	$—	$2,554	$2,554
Resident cash	8	—	8
Inventories	23	—	23
Prepaid expenses	—	97	97
Current assets held for sale	$31	$2,651	$2,682

Property, plant and equipment	$7,251	$150	$7,401
Other assets and intangibles	1,447	1,441	2,888
Noncurrent assets	$8,698	$1,591	$10,289
Liabilities:
Accrued expenses	$—	$92	$92
Current portion of long-term debt	—	5,000	5,000
Current liabilities	$—	$5,092	$5,092

NOTE 3 - ACQUISITIONS AND DISPOSITIONS

During 2013 the Company sold two land parcels in Indiana and Michigan. Net proceeds from the sale were $1.3 million. No gain or loss was recognized from these sales.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided generally by the straight-line method over the estimated useful lives of the assets ranging from 3-10 years for furniture and equipment to 20-35 years for buildings and improvements. Major classes of property and equipment consist of the following (amounts in thousands):

2013

Land and improvements	$32,910
Building and improvements	363,796
Furniture and equipment	125,700
Construction in progress	4,237
526,643
Less accumulated depreciation	(89,791)

Net property and equipment	$436,852
Depreciation expense totaled $22.9 million in 2013.

Leasehold improvements totaled $29.4 million at December 31, 2013. The Company is amortizing these leasehold improvements over the shorter of their useful life or the lease term.

Construction in progress represents costs incurred to date for twelve (12) development projects.

(Continued)
12.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 5 - GOODWILL, INTANGIBLE ASSETS AND CERTIFICATES OF NEED

The components of goodwill and intangible assets are as follows (amounts in thousands):

Goodwill (Note A)	$132,446

Unamortized intangible assets
Trilogy continuum model	$19,584
Certificates of need	29,712
Amortized intangible assets
Customer contracts and relationships	5,533
Favorable lease	3,678
Total intangible assets	$58,507

Accumulated amortization	(7,829)

Net intangible assets and certificates of need	$50,678

Note A - No changes in goodwill occurred during 2013.

Amortization expense of intangibles for 2013 was $0.9 million.

Estimated future amortization of amortizable intangibles for the next five years is as follows:

2014	$368
2015	368
2016	368
2017	278
2018	—

The Company records Certificates of Need (with indefinite useful lives) as a result of acquisitions of multiple facilities located in the states of Ohio, Kentucky, and Michigan. In the states of Ohio, Kentucky, and Michigan, a facility that is certified as a nursing facility is required to operate with a Certificate of Need (“CON”). During 2013, the Company acquired approximately $4.2 million CON’s within the states that it operates. The Company tests annually whether the CON continues to have an indefinite life. Furthermore, the CON is tested for impairment annually by comparing the fair value of the CON to its carrying amount. The results of Management’s tests did not result in an impairment loss relating to the CON or other intangible assets in 2013.

(Continued)
13.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 6 - LONG-TERM DEBT

Long-term debt consists of the following at December 31:

Term Loans	$48,613

HUD Mortgages	62,263

Construction Loans	6,106

Note payable	1,574

Bridge loan	81,877

Shareholder notes - 12%	10,000

Total long term debt	210,433

Current portion of long term debt	8,235

Long term portion of term debt	$202,198

Effective October 11, 2013, the Company closed on an amended and restated senior credit agreement with a syndicate of banks (2013 Amended Agreement). The agreement amended the Senior Secured Credit Agreement that was entered into in September 2012 (Original Credit Agreement) in its entirety. The 2013 Amended Agreement includes a $225 million and a $20 million real estate and accounts receivable revolver loan, respectively. The loans have a four year term, with a one-year extension option and are interest only. (See Note 7 – Revolving Line of Credit). The net cash proceeds from the 2013 Amended Agreement were used to pay off the Original Credit Agreement including an accounts receivable revolver loan, execute purchase options on two previously leased campuses, payoff a term loan and provide additional cash liquidity to the Company.

The 2013 Amended Agreement also includes an accordion feature whereby the Company can obtain up to $100 million additional funding with respect to the real estate revolver and $10 million with respect to the accounts receivable revolver. The additional funding carries the same terms and conditions as the 2013 Amended Agreement.

Simultaneous with the closing of the 2013 Amended Agreement, the Company closed on a bridge financing facility in the amount of $81.9 million. The collateral for the loan consists of certain assets expected to be insured with the U.S. Department of Housing and Urban Development (HUD) in 2014. The loan matures at the earlier of (a) April 11, 2014 at such date may be extended to October 2014 or (b) the date on which the HUD financing occurs. The loan bears interest that is indexed by a one-month Libor rate plus a margin of 4.5%. As of December 31, 2013, the effective rate was 4.669%. (See Note 13 – Subsequent Events)

(Continued)
14.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 6 - LONG-TERM DEBT (Continued)

Effective September 17, 2012, the Company entered into a Senior Secured Credit Agreement that includes a Term Loan of $240 million and a Revolving Line of Credit of $25 million (Original Credit Agreement). The Term Loan matured on September 15, 2017. The Revolving Line of Credit had a maturity date of September 16, 2016 which could be extended to September 15, 2017 in accordance with the provisions of the Original Credit Agreement. The Original Credit Agreement had an interest rate that was indexed to the one-month LIBOR (London Interbank Offered Rate) rate plus margins ranging between 4.25% and 5.00%. The margin is determined based upon the Total Leverage Ratios. LIBOR at December 31, 2012 was .2145%, with an effective rate of 5.2145%. The principal of the Term Loan was due on the last day of each calendar quarter, commencing with the first calendar quarter ending after the Closing Date and ending on October 1, 2014, of five million ($5,000,000) and three million seven hundred fifty thousand ($3,750,000) for each quarter thereafter. The Original Credit Agreement established a procedure whereby the Borrowers could obtain additional Term Loans up to fifty million ($50,000,000) under an Accordion feature pursuant to the conditions set forth in the Original Credit Agreement. The additional funding carries the same terms and conditions as the Term Loan.

The collateral for the Loans and other Obligations under the 2013 Amended Agreement consists of (a) first priority perfected mortgage liens on and security interests in all land, buildings, improvements, and fixtures owned by the Borrowers, (b) first priority security interests in all accounts receivable, inventory, equipment, furniture, furnishings and all other tangible and intangible personal property owned by the Borrowers, and (c) a first priority pledge of all equity interests of Trilogy Health Services, LLC owned by Trilogy Management Holdings, LLC. The Amended Agreement also contains various covenants, restrictions and events of default. Among other things, these provisions require the Company to maintain certain limits on its ability to incur indebtedness, create liens, pay distributions, dispose of assets and make acquisitions and include standard representations and warranties that are typical for credit facilities of the size and scope.

In June 2013, the Company received $10.0 million in proceeds from shareholder notes maturing in January 2015. The proceeds of the shareholder notes were primarily used to fund the June 30, 2013, required $5 million principal payment on the Original Credit Agreement as well as the payment of accounts payable. The shareholder notes bear an interest rate of 7%.

The term loans are with multiple financial institutions with maturity dates ranging from June 2015 to November 2016. Interest is payable monthly based on LIBOR or US Treasury Note rate floor plus a spread ranging from 350 to 450 basis points. Annual interest rates on the term loans ranged from 3.67% to 4.67% at December 31, 2013. The term loans are secured by real and personal property.

In November 2012, the Company completed a refinance of eight of its campuses with HUD backed mortgage financing, the proceeds of which were used primarily to pay-off the bridge financing. The HUD mortgages amortize over a period of thirty-five years and carry an annual fixed interest rate of 2.45%. The loans are secured by HUD properties and a pledge of 100% of equity.

Constructions loans on several campuses have maturity dates ranging from June 2015 through October 2018. Monthly payments of interest only are based on one-month LIBOR floor plus 400 basis points. Annual interest rates on all construction loans were 7% at December 31, 2013. The construction loans are secured by certain assets and a pledge of 100% of equity.

(Continued)
15.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 6 - LONG-TERM DEBT (Continued)

In conjunction with the acquisition of the remaining interest in PCA, the Company issued two additional notes to the former owners. The notes are due in quarterly installments which matured and were paid in full in March 2014.

The Company's various loan agreements require the maintenance of certain financial covenants. As of December 31, 2013, the Company was in compliance with the financial covenants.

Principal payments due over the five years are as follows (amounts in thousands):

2014	$8,235
2015	45,829
2016	18,475
2017	2,355
2018	2,438
Thereafter	133,101

NOTE 7 - REVOLVING LINE OF CREDIT

The 2013 Amended Agreement includes a $225 million real estate revolving line of credit ($225 million Revolver). The line fluctuates monthly based upon a monthly borrowing base that is calculated based on the earning levels of owned and leased properties of the borrower. The agreement also includes a $20 million accounts receivable line of credit (AR Revolver). The interest rate is indexed by a one-month Libor rate plus a margin of 4.5%. As of December 31, 2013, the effective rate on the 2013 Amended Agreement was 4.669%. The balance on the $225 Million Revolver on December 31, 2013 was $211.1 million with remaining availability of $0.2 million. The total availability on the AR revolver was $19.1 million as of December 31, 2013. The line of credit has a maturity date of October 11, 2017.

The Company also has available a $3.0 million revolving line of credit that matures on June 30, 2015. The line has an interest rate tied to the Base Rate and is paid monthly. The Base Rate is defined as the greater of (a) the Lender’s base or prime rate, and (b) six and one-half (6.50%) per annum. Interest rate at December 31, 2013 was 6.5%. Any borrowings under the line are subject to a borrowing base that is derived from eligible accounts receivable of six facilities. The Company had outstanding $2.7 million against the revolving note as of December 31, 2013. The note is also secured by a limited personal guaranty.

The Company also had available a $2.0 million revolving line of credit that matured on August 6, 2013. The line had an interest rate that is tied to the one-month LIBOR (London Interbank Offering Rate) with a floor of 2.25% plus a margin of 4.75%. The line was paid off on March 14, 2013 with the proceeds from a $5 million bridge loan. The bridge loan has an interest rate of one month LIBOR plus 450 basis points with a maturity date at the earlier of the refinancing of the senior secured bridge loan through HUD or three months from the date of closing. As of December 31, 2013 the interest rate was 5.167% In December 2013, the loan was amended to extend the maturity of the loan at the earlier of (a) April 11, 2014, (b) the date on which certain assets were sold, or (c) such other date on which the loan is repaid or required to be paid.

(Continued)
16.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 7 - REVOLVING LINE OF CREDIT (Continued)

During 2013, the Company also has available a $3.0 million line of credit, with interest payable monthly at 6.5% secured by accounts receivable at 8 properties. As of December 31, 2013, $2.7 million was drawn on the loan. The line of credit matures on May 28, 2014.

NOTE 8 - FINANCIAL INSTRUMENTS

U.S. accounting standards define fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the Company's principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

U.S. accounting standards establish a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The Company's derivatives, which are comprised of interest rate swaps, are reported at fair value utilizing Level 2 inputs. The Company obtains fair values from financial institutions who utilize internal models with observable market data inputs to estimate the values of these instruments.

The values of Certificates of Deposit were determined by obtaining quoted prices of similar securities with similar due dates; however, due to less active markets these items were classified as Level 2 inputs, according to U.S. accounting standards.

(Continued)
17.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 8 - FINANCIAL INSTRUMENTS (Continued)

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis at December 31, 2013 is summarized below (amounts in thousands):

	Fair Value Measurement at December 31, 2013 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs	2013
	(Level 1)	(Level 2)	(Level 3)	Total
Assets:
Restricted funds	$—	$12,693	$—	$12,693

Liabilities:
Interest rate swap	$—	$5,997	$—	$5,997

Interest Rate Swap: Effective October 1, 2012, and maturing September 15, 2017, the Company entered into an interest rate swap agreement (International Swaps and Derivatives Association, Inc. Master Agreement) to hedge $100.0 million of its borrowings against changes in interest rates. By entering into this agreement, the Company is essentially converting variable rate debt to fixed rate and limiting its exposure to interest rate increases. The agreement converts the floating one-month LIBOR rate to a fixed 2.075% plus the applicable margin on the hedged debt. The interest differential to be paid or received on the swap agreement is accrued as interest expense. The swap agreement is deemed to be an effective cash flow hedge, though some ineffectiveness is present. The effective portion of the swap is recorded on the balance sheet at its fair value, as an asset or liability, with fluctuations being recorded as other comprehensive income. The Company recognizes ineffectiveness as a component of interest expense.

On September 18, 2012, the derivative with a notional amount of $190.0 million was settled and thus the hedging relationship was terminated. Accumulated comprehensive income included a deferred loss of $4.4 pertaining to this hedge when it was terminated. Because the original hedged risk is still present, this amount will be reclassified to interest expense from the point of the hedge termination through April 16, 2013, the original remaining hedge period. For the year ended December 31, 2013, the Company reclassified $2.2 million to interest expense on the terminated hedge.

(Continued)
18.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 8 - FINANCIAL INSTRUMENTS (Continued)

The Company settled the $190 million swap by rolling its $4.4 million liability value into the new $100 million swap. As a result, the $100 million swap has an embedded financing component within the swap’s pay fixed rate. In accordance with authoritative guidance, the swap’s value is compared to the value of a hypothetical perfect swap which excludes the embedded financing component. The Company uses regression analysis on a quarterly basis and has determined the hedge is effective. Ineffectiveness is measured comparing the change in the two values on cumulative basis with the difference recognized into interest expense. For the year ended December 31, 2013, the Company recognized a gain of $1.1 million of swap ineffectiveness in interest expense.

The Company also entered into an interest rate swap agreement effective August 31, 2011 and maturing on August 31, 2016 to hedge $14.4 million of its borrowings against changes in interest rates. The agreement pays a fixed rate of 3.39% and receives a three-month LIBOR and economically converts the related debt to a fixed rate of 3.39% plus the applicable margin on the hedged debt. The interest differential to be paid or received on the swap agreement is accrued as interest expense. The swap agreement is deemed to be an effective cash flow hedge with no ineffectiveness. As a result, the swap is recorded on the balance sheet at its fair value, as an asset or liability, with fluctuations being recorded as other comprehensive income.

Effective June 1, 2010 and maturing on June 30, 2015, the Company has entered into an interest rate swap agreement to hedge $33.5 million of its borrowings against changes in interest rates. By entering into this agreement, the Company is essentially converting variable rate debt to fixed rate. The agreement pays a fixed rate of 2.68% and receives a three-month LIBOR and economically converts the related debt to a fixed rate of 2.68% plus the applicable margin on the hedged debt. The interest differential to be paid or received on the swap agreement is accrued as interest expense. The swap agreement is deemed to be an effective cash flow hedge with no ineffectiveness. In addition, U.S. accounting standards allow derivative instruments to be recorded on the balance sheet and are reflected as either an asset or a liability measured at its fair value with fluctuations being recorded as other comprehensive income.

Interest Rate Swaps Designated as Cash Flow Hedges: The following table presents the net losses for the period relating to the interest rate swaps designated as cash flow hedges (amounts in thousands):

Less recognized in OCI (effective portion)	$137
Loss reclassed from OCI to interest expense	5,352
Ineffectiveness recognized in interest expense	(1,117)

At December 31, 2013, a net unrealized loss of $2.4 million was recorded in accumulated other comprehensive income. Approximately $3.3 million is expected to be reclassified into earnings as an increase in interest expense during 2014. The reclassified amount represents forecasted cash settlements.

(Continued)
19.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 8 - FINANCIAL INSTRUMENTS (Continued)

The following table reflects the fair value and location in the consolidated balance sheets of interest rates swaps (amounts in thousands):

Derivative liabilities designated as hedges
Current other liabilities	$2,891
Current interest payable	233
Long-term liabilities	2,873

$5,997

Other comprehensive income (loss) components were as follows (amounts in thousands):

Change in fair value of interest rate swap designated as
cash flow hedges loss	$(137)
Reclassification adjustments for losses realized
in income	5,352

Net unrealized gain	$5,215

NOTE 9 - LEASES

Operating Leases: The Company leases certain property and equipment under both operating and capital leases, which expire at various dates to December 2040. Certain of the facility leases contain purchase options.

Payments under non-cancellable operating leases as of December 31, 2013 are as follows:

2014	$34,358
2015	28,120
2016	26,009
2017	19,701
2018	17,588
Thereafter	147,101

Total future minimum lease payments	$272,877

Rental expense was $30.2 million, for the year ended December 31, 2013.

Capital Leases: Capital lease obligations consist of the following (amounts in thousands):

Capital leases	$20,403
Less current portion	6,792

Long-term portion of capital leases	$13,611

(Continued)
20.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 9 - LEASES (Continued)

Assets under the capital leases in aggregate as of December 31, 2013 consist of building and equipment with a cost of $31.8 million and the related accumulated depreciation of $13.1 million. The balance is included in property and equipment, net on the balance sheet.

Minimum lease payments and the present value of net minimum lease payments under capital leases as of December 31, 2013 are as follows:

Minimum lease payments (amounts in thousands):

2014	$8,205
2015	6,849
2016	5,343
2017	2,521
2018	841
Total future value of minimum lease payments	23,759
Less amount representing interest	3,356

Present value of net minimum lease payments	$20,403

NOTE 10 - RETIREMENT PLAN

The Company maintains a savings program qualified under Section 401(k) of the Internal Revenue Code (401(k)). In 2007 the Company implemented a program which matched 25% of employee contributions up to 4% of their annual salary. The Company contribution is vested 20% for each year of service, and is 100% vested after 5 years of service. During 2013 the Company ceased the matching program. The Company contributed $0.3 million in 2013.

NOTE 11 - MANAGEMENT MEMBER UNIT INCENTIVE PLAN

During June 2008, the Company granted certain management new common member LLC units. These units shall vest in substantially equal twenty percent (20%) increments on each December 31 beginning on December 31, 2008 provided that certain service and performance conditions are met. The performance condition is an EBITDA (earnings before interest, taxes, depreciation and amortization) target, which is established annually by the H.R. Committee. The agreement allows for a past year’s unvested amount to be vested should the actual cumulative operating results exceed the cumulative EBITDA target amount. Compensation expense will be recognized over the vesting period of the plan based on the fair value of the units as of the grant date. The fair value of units was estimated to be approximately $250,000. Total units authorized and issued under the plan are 769,775 units at year end 2013, and 637,500 units were issued and outstanding as of December 31, 2013.

(Continued)
21.

TRILOGY INVESTORS, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

NOTE 11 - MANAGEMENT MEMBER UNIT INCENTIVE PLAN (Continued)

During 2013, 33,000 units vested as a result of meeting the 2013 EBITDA target. In addition to the service requirement, the amount of unrecognized compensation expense to be recognized in the future will be based on the future performance results of the Company. At December 31, 2013, 46% of the units remain vested.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Company is party to various legal matters arising in the ordinary course of business including patient-care related claims and litigation. The Company believes that the resolution of such matters will not result in liability materially in excess of accounting accruals established with respect to such matters.

The Company maintains a self-funded medical insurance plan maintained for all full-time and part-time employees and their eligible dependents, subject to eligibility requirements. The amounts funded by the Company are based upon medical claims processed and submitted for payment on a monthly basis by a third-party administrator. A stop-loss liability insurance policy (reinsurance) has been purchased that reimburses the Company for individual participant claims incurred in excess of $150,000. Medical claims for 2013 approximated $29.8 million.

NOTE 13 - SUBSEQUENT EVENTS

On March 27, 2014, the Company completed a refinance of four of its campuses with HUD backed mortgage financing, the proceeds of which were used primarily to pay-off a portion of the bridge financing. The HUD mortgages amortize over a period of thirty-five years and carry an annual fixed interest rate of 4.68%. The loans are secured by HUD properties and a pledge of 100% of equity. The Company plans to refinance 10 additional properties in the second quarter of 2014. A portion of the proceeds will be used to pay off the remainder of the bridge loan.

On March 31, 2014, the Company sold their homecare and hospice division for a purchase price of $9.0 million, of which $5.1 million was paid in cash on the date of closing. A five year promissory note was signed by the buyer for the remainder of the purchase price and will be paid over a five year term.

Management is required to consider and investigate the existence of transactions or events that would qualify as subsequent events in relationship to their financial statements. Management has performed an analysis of the activities and transactions subsequent to December 31, 2013 to determine the need for any adjustments to and/or disclosures within the audited financial statements for the year ended December 31, 2013. Management has performed their analysis through April 16, 2014, the date the financial statements were available to be issued.

22.